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                                                                   EXHIBIT 11.1



            NATIONAL BANCSHARES CORPORATION OF TEXAS AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)
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
                                                      THREE MONTHS ENDED             SIX MONTHS ENDED
                                                          JUNE 30,                      JUNE 30,
                                                 ----------------------------  ----------------------------
                                                     2000           1999           2000          1999
                                                 -------------- -------------  ------------- --------------
BASIC EPS:
Net income                                           $    0.33      $   0.28      $    0.56       $   0.48
                                                 ============== =============  ============= ==============
DILUTED EPS:
Net income                                           $    0.33      $   0.27      $    0.55       $   0.47
                                                 ============== =============  ============= ==============
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
                                                      THREE MONTHS ENDED             SIX MONTHS ENDED
                                                          JUNE 30,                      JUNE 30,
                                                 ----------------------------  ----------------------------
                                                     2000           1999           2000          1999
                                                 -------------- -------------  ------------- --------------
Income available to common stockholders              $   1,363     $   1,153      $   2,302      $   1,990
                                                 ============== =============  ============= ==============
Weighted average number of common
    shares used in Basic EPS                         4,109,916     4,167,021      4,129,679      4,168,426
Effect of dilutive stock options                        29,060        89,777         58,134         93,527
                                                 -------------- -------------  ------------- --------------

Weighted number of common shares
    and dilutive potential common stock
    used in Diluted EPS                              4,138,976     4,256,798      4,187,813      4,261,953
                                                 ============== =============  ============= ==============
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